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                                                                 EXHIBIT (21)(a)

                   SUBSIDIARIES OF MORTON INTERNATIONAL, INC.

    The following is a list of the subsidiaries of the Company as of June 30, 1998. Other subsidiaries, which considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.

    The consolidated financial statements reflect the operations of all subsidiaries as they existed on June 30, 1998, except for certain primarily inactive subsidiaries not considered significant as defined in Regulation S-X, Rule 1.02(w).

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                                                                STATE OR OTHER
                                                                JURISDICTION OF
                                                                INCORPORATION OR
NAME OF SUBSIDIARY                                              ORGANIZATION
------------------------------------------------------------    ----------------
Bee Chemical Company........................................    Illinois
    Nippon Bee Chemical Co., Ltd............................    Japan
    (50% owned by Bee Chemical Company)
    Morton Nippon Coatings Partnership......................    Illinois
    (50% owned by Bee Chemical Company)
Canadian Salt Company Limited (The).........................    Canada
Compagnie des Salins du Midi et des Salines de l'Est........    France
    Compagnie Italienne Des Sels S.A........................    Italy
    Union Salinera De Espana S.A............................    Spain
CVD Incorporated............................................    Delaware
Inagua Transports, Incorporated.............................    Liberia
Morton Bahamas Limited......................................    Bahamas
    Inagua General Store, Limited...........................    Bahamas
Morton International B.V....................................    Netherlands
Morton International Co., Ltd...............................    Japan
Morton International G.m.b.H................................    Germany
    IRO Chemie..............................................    Germany
Morton International Limited................................    England
Morton International, Ltd...................................    Canada
    Morton International Ireland Company....................    Ireland
Morton International, Ltd...................................    Japan
Morton International, Ltd...................................    Taiwan
Morton International S.A....................................    France
    Morton S.A..............................................    France
Morton International, S.A. de C.V...........................    Mexico
Morton International S.p.A..................................    Italy
Morton International Spain, S.A.............................    Spain
Morton-WKK, Ltd.............................................    Bermuda
    (50% owned by Morton International, Inc.)
    Dongguan Kong King......................................    China
    Morton-WKK, Ltd.........................................    Hong Kong
Nichigo-Morton Co., Ltd.....................................    Japan
    (50% owned by Morton International, Inc.)
N.V. Morton International S.A...............................    Belgium
Toyo-Morton Limited.........................................    Japan
    (50% owned by Morton International, Inc.)
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